Exhibit 23.1

McGladrey & Pullen, LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-179219) on Form S-8 of eMagin Corporation and subsidiary of our report dated March 12, 2012, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of eMagin Corporation for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Seattle, Washington
March 12, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-134526, 333-138879, 333-146713, 333-156976 and 333-166876) on Form S-8, Registration Statements (Nos. 333-168019 and 333-144865) on Form S-3, and Registration Statements (Nos. 333-179219) on Form S-1, of our report dated October 6, 2011, with respect to our audits of the 2010 and 2009 consolidated financial statements and schedule of eMagin Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2011. In addition, we consent to the reference to our firm as experts in the Registration Statements on Form S-1 and Form S-3.

/s/EisnerAmper LLP
New York, New York
March 15, 2012

2